UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2005
First Albany Companies Inc.
(Exact name of registrant as specified in its charter)

New York	0-14140	22-2655804

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
677 Broadway, Albany, New York 12207
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (518) 447-8500
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K fling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On December 30, 2005, First Albany Companies Inc. (“FAC”) entered into a $4,857,000 unsecured term loan agreement (the “Loan Agreement”) with Keybank National Association (“Keybank”) to finance FAC’s leasehold improvements related to its New York City and San Francisco facilities.
     The maturity date of the term loan under the Loan Agreement is April 30, 2011. The interest rate on the term loan is determined by reference to the LIBOR rate plus a margin between 225 and 325 basis points based on FAC’s profitability and leverage ratio, as calculated in accordance with the terms of the Loan Agreement. Initially the margin will be 325 basis points. Under the Loan Agreement, FAC must comply with financial covenants, including maintaining a minimum operating cash-flow to total fixed charges ratio of at least 1.15:1 for each fiscal quarter based on the preceding trailing twelve month period and a maximum modified total funded debt to EBITDAR ratio of 2:1 for the fiscal quarter ending December 31, 2005 based on the preceding trailing twelve month period and 1.75:1 for all quarters thereafter, as such terms are defined in the Loan Agreement. The Loan Agreement includes certain restrictions on FAC’s ability to incur additional debt (other than certain permitted debt), to merge or consolidate with other entities and to create any liens on its assets (other than certain permitted liens). The covenant regarding creation of liens in the Loan Agreement is more restrictive than the corresponding covenant in the existing $20 million loan agreement dated February 18, 2004 between FAC and Keybank (the “2004 Loan Agreement”) and the 2004 Loan Agreement does not contain a restriction on incurrence of debt. The Loan Agreement also contains other customary representations, warranties and covenants and events of default upon which any amounts due under the Loan Agreement as well as any other amounts owed by FAC to Keybank or its affiliates could be accelerated. Also, as required by the Loan Agreement, FAC paid $1 million to Keybank as partial prepayment of amounts owed under the 2004 Loan Agreement.
     The foregoing description is qualified in its entirety by reference to the Loan Agreement which will be attached as an exhibit to FAC’s Annual Report on Form 10-K.
Item 2.03 Creation of a Direct Financial Obligation.
     The disclosure included in Item 1.01 hereof is incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ALBANY COMPANIES INC.

By: /s/ Alan P. Goldberg

Name: Alan P. Goldberg
Title: Chief Executive Officer
Date: January 6, 2005